Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-56066, 2-85158, 33-15439, 33-35667, 333-03611 and 333-18057) and in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-51117 and 333-45223) of Bausch & Lomb Incorporated of our report dated January 23, 2001, except as to Note 17 - Subsequent Event, which is as of February 20, 2001 appearing in the 2001 Proxy Statement of Bausch & lomb Incorporated which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation of our above report on the Financial Statement Schedule in this Annual Report on Form 10-K.

PriceweaterhouseCoopers LLP

Rochester, New York

March __, 2001

Exhibit 23

Report of Independent Accountants on

Financial Statement Schedule

To the Board of Directors of

Bausch & Lomb Incorporated

Our audits of the consolidated financial statements referred to in our report dated January 23, 2001, except as to Note 17 - Subsequent Event, which is as of Feburary 20, 2001 appearing in the 2001 Proxy Statement of Bausch & Lomb Incorporated (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

Rochester, New York

January 23, 2001